Exhibit 10.5

AMENDMENT NUMBER TWO

TO

NONSTATUTORY STOCK OPTION AGREEMENT

(2008 Version)

This Amendment Number Two to Nonstatutory Stock Option Agreement (2008 Version) (“Amendment”), dated as of                           , 2011, is made by and between DJO Incorporated, a Delaware corporation (the “Company”) and                                    (the “Optionee”).

WHEREAS, the Company and Optionee have previously entered into that certain Nonstatutory Stock Option Agreement (the “2008 Agreement”) under which the Company granted Optionee an option to purchase shares of Common Stock on terms and conditions set forth therein, and the Company and Optionee subsequently entered into that certain Amendment Number One to Nonstatutory Stock Option Agreement (“2008 Amendment Number One”) which amended certain provisions of the 2008 Agreement (the 2008 Agreement as amended by the 2008 Amendment Number One is hereinafter called the “2008 Amended Agreement”);

WHEREAS, the Company and Optionee desire to reflect herein a further amendment to the 2008 Amended Agreement approved by the Compensation Committee to modify the performance requirements for the First Performance-Based Tranche for years subsequent to 2009;

NOW, THEREFORE, the parties hereby agree as follows.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1.              Amendment of Certain Definitions.

(a)           The defined term “First Performance-Based Tranche” in Section 1(k) is hereby amended each place it appears in the 2008 Amended Agreement to be the new defined term “First Market Return Tranche” and the definition thereof in Section 1(k) is unchanged.

(b)          The defined term “Second Performance-Based Tranche” in Section 1(t) is hereby amended each place it appears in the 2008 Amended Agreement to be the new defined term “Second Market Return Tranche” and the definition thereof in Section 1(t) is unchanged.

(c)           Section 1(i) “EBITDA, Section 1(l) “Free Cash Flow” and Section 1(n) “Operating Working Capital” are hereby deleted in their entirety and the remaining subsections of Section 1 are hereby renumbered accordingly.

2.     Amendment reflecting First Market Return Tranche (formerly First Performance-Based Tranche) of Vesting.  Section 4(b) of the 2008 Amended Agreement is hereby amended in its entirety to read as follows:

“(b)       The Option Shares in the First Market Return Tranche which have not become vested and exercisable prior to the date of this Amendment shall become vested and exercisable on such date, if any, prior to the expiration of the term hereof, that all of the following three conditions are satisfied:  (i)  Blackstone shall have disposed of some or all of its holdings of common stock in the Company; (ii) Blackstone shall have realized an IRR on its aggregate investment in the common stock of the Company of at least       %; and (iii) Blackstone shall have realized a MOIC in the Company of at least        times.”

3.             Amendment to Change in Control vesting provision.  Section 4(d) of the 2008 Amended Agreement is hereby amended in its entirety to read as follows:

“(d) Notwithstanding the foregoing, the Option Shares of the Time-Based Tranche granted hereby shall become immediately exercisable upon the occurrence of a Change in Control if Optionee remains in the continuous employ of the Company or any Subsidiary until the date of the consummation of such Change in Control.”

4.             Amendment deleting determination of financial factors.  Section 4(g) of the 2008 Amended Agreement is hereby deleted in its entirety.

5.             Amendment deleting Attachment A.  Attachment A to the 2008 Amended Agreement is hereby deleted in its entirety.

6.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

7.             Effect of Amendment.  Except as specifically amended by this Amendment, the 2008 Amended Agreement remains in force and unmodified and its terms and provisions, as amended hereby, remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Optionee has executed this Amendment, as of the day and year first above written.

DJO INCORPORATED:

DONALD ROBERTS
Executive Vice President, General Counsel and
Secretary

I hereby agree to be bound by the terms of the Plan, the 2008 Amended Agreement as amended by this Amendment and the Stockholder’s Agreement.  I hereby further agree that all the decisions and determinations of the Board or an officer of the Company as provided in the 2008 Amended Agreement as amended by this Amendment shall be final and binding.

OPTIONEE: